                                                                   EXHIBIT 23.4


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus constituting part of this Registration Statement on Form S-4 of Crane Co. of our report dated December 5, 1995 appearing on page 11 of Interpoint Corporation's Annual Report on Form 10-K for the year ended October 31, 1995. We also consent to the reference to us under the heading "Independent
Accountants" in such Proxy Statement/Prospectus.



Price Waterhouse LLP
Seattle, Washington
September 6, 1996